EXHIBIT 10.26

AMENDMENT 2015-2
MERCURY GENERAL CORPORATION
PROFIT SHARING PLAN
WHEREAS, Mercury General Corporation (the “Company”) maintains the Mercury General Corporation Profit Sharing Plan, as amended (the “Plan”); and
WHEREAS, pursuant to Section 9.1 of the Plan, the Company is authorized to amend the Plan; and
WHEREAS, the Company deems it in the best interests of the Plan and the Company to add a Roth deferral feature to the Plan, and also to provide for in-plan Roth conversions under the Plan.
NOW, THEREFORE, BE IT RESOLVED, that the Plan is amended as follows, effective January 1, 2016:
1.    The definition of “Account” or “Accounts in Section 1.2 of the Plan is amended to read as follows:
“‘Account’ or ‘Accounts’ shall mean Company Contributions Accounts, Compensation Deferral Accounts, Roth Deferral Accounts, Employer Matching Contributions Accounts, ESOP Accounts, AFI Matching Contributions Accounts, Rollover Accounts and In-Plan Roth Conversion Accounts.”
2.    The definition of “Compensation Deferrals” under Section 1.2 of the Plan is amended to read as follows:
“‘Compensation Deferrals’ shall mean an amount contributed to the Plan by the Company in lieu of being paid to a Participant as salary or wages. For all purposes of the Plan, ‘Compensation Deferrals’ shall include any Roth Deferrals to the extent so designated by a Participant. Compensation Deferrals shall be made under salary reduction arrangements between each Participant and the Company with respect to salary or wages not yet paid or otherwise available to the Participant as of the date of the Participant’s election under the arrangement. Section 3.2 contains the provisions under which Compensation Deferrals may be made.”
3.    The definition of “Compensation Deferral Account” under Section 1.2 of the Plan is amended by adding the following sentence at the end thereof:
“To the extent that any Compensation Deferrals are Roth Deferrals, such Roth Deferrals shall be credited to the Participant’s Roth Deferral Account instead of the Compensation Deferral Account.”
4.    The following new definitions of “In-Plan Roth Conversion” and “In-Plan Roth Conversion Account” are added to Section 1.2 of the Plan immediately after the definition of “Hour of Service” thereunder, to read as follows:
“‘In-Plan Roth Conversion’ shall mean an amount that a Participant elects to have credited to his or her ‘In-Plan Roth Conversion Account’ pursuant to Section 3.4(e). An In-Plan Roth Conversion shall be subject to the taxation and other rules set forth in Section 402(A)(c)(4) of the Code. The Plan shall separately account for each Participant’s In-Plan Roth Conversions, including any portion that is an amount not otherwise distributable, as referred to in Code Section 402A(c)(4)(E). No amounts credited to, or attributable to, a Participant’s Roth Deferral Account are eligible for an In-Plan Roth Conversion.
‘In-Plan Roth Conversion Account’ shall mean the Account maintained for a Participant that is credited with the Participant’s In-Plan Roth Conversion pursuant to Section 3.4(e). Any amounts credited to an In-Plan Roth Conversion Account cannot subsequently be transferred to other Account(s) under the Plan.”
5.    The following new definitions of “Roth Deferral” and “Roth Deferral Account” are added to Section 1.2 of the Plan immediately after the definition of “Rollover Account” thereunder, to read as follows:
“‘Roth Deferral’ shall mean an after-tax Compensation Deferral that is designated irrevocably by the Participant at the time of the deferral election as a Roth Deferral.
‘Roth Deferral Account’ shall mean the Account maintained for a Participant that is credited with the amount, if any, received by the Plan in accordance with Section 3.2 as a Roth Deferral, together with the allocations thereto as required by the Plan.”
6.    Section 3.2(a) of the Plan is amended by adding the following two new paragraphs at the end thereof, to read as follows:
“Effective January 1, 2016, each Participant who meets the requirements of Section 2.1(b) may elect Compensation Deferrals, in the manner prescribed by the Committee, in whole percentages from 1% to 50% of the Participant’s Compensation for each payroll period, subject to the limitations in Sections 3.1, 3.5, 3.6 and 5.1. The Participant’s Compensation Deferrals shall be credited to the Participant’s Compensation Deferral Account (except that Compensation Deferrals that are designated by the Participant as Roth Deferrals shall be credited to the Participant’s Roth Deferral Account instead of the Compensation Deferral Account).
At the time of making a Compensation Deferral election, a Participant shall indicate whether all or a portion of the Compensation Deferral is a Roth Deferral. Roth Deferrals are treated by the Company as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a Compensation Deferral election. Contributions and withdrawals of Roth Deferrals will be credited and debited to the Roth Deferral Account maintained for each Participant. The Plan will maintain a record of the amount of Roth Deferrals in each Participant’s Roth Deferral Account. Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Deferral Account and the Participant’s other Accounts under the Plan. No contributions other than Roth Deferrals and properly attributable earnings will be credited to each Participant’s Roth Deferral Account. To the extent that a Participant’s Compensation Deferrals are made under the automatic enrollment provisions of Section 2.2(b), the Participant’s Compensation Deferrals shall be treated as pre-tax Compensation Deferrals, absent a different election by the Participant.”
7.    A new Section 3.4(e) is added to the Plan, to read as follows:
“(e)    In-Plan Roth Conversions.
(1)    To the extent permitted under this Section 3.4(e), a Participant described in this Section 3.4(e) may elect that the vested portion of his Accounts as designated below be designated as an In-Plan Roth Conversion. Any such election shall be irrevocable. No withdrawals may be taken under this Section 3.4(e), and any converted amounts that are not otherwise distributable, as referred to in Code Section 402A(c)(4)(E), shall remain subject to any applicable restrictions on distribution notwithstanding the conversion. However, nothing in this Section 3.4(e) shall limit withdrawals that are expressly permitted under other provisions of the Plan. The Committee may establish rules and procedures governing elections under this Section 3.4(e), including but not limited to the frequency of elections, required forms and deadlines.
(2)    A Participant who has attained at least age 59-1/2 may elect that any vested portion of his Accounts, other than his Roth Deferral Account, be designated as an In-Plan Roth Conversion.
(2)    A Participant who has not attained at least age 59-1/2 may elect that any portion of his Compensation Deferral Account and/or Rollover Account (but not his other Accounts) be designated as an In-Plan Roth Conversion.
8.    Section 3.5(b) of the Plan is amended by adding the following at the end thereof:
“In the case of a distribution under this subsection (b), a Participant may designate the extent to which the excess Compensation Deferrals are composed of pre-tax Compensation Deferrals and Roth Deferrals, but only to the extent such types of deferrals were made for the year. If the Participant does not designate which type(s) of deferrals are to be distributed, the Plan will distribute pre-tax Compensation Deferrals first.”
9.    Section 3.6(d)(1) of the Plan is amended by adding the following at the end thereof:
“In the case of a distribution of excess Compensation Deferrals under this paragraph (1), a Participant may designate the extent to which the excess amount is composed of pre-tax Compensation Deferrals and Roth Deferrals, but only to the extent such types of deferrals were made for the year. If the Participant does not designate which type(s) of deferrals are to be distributed, the Plan will distribute pre-tax Compensation Deferrals first.”
10.    Section 6.1 of the Plan is amended to read as follows:
“6.1    Fully Vested Accounts.
A Participant’s Compensation Deferral Account, Roth Deferral Account, Rollover Account and In-Plan Roth Conversion Account shall be 100% vested and nonforfeitable.”
11.    Section 7.1(b)(1) of the Plan is amended to read as follows:
“(1)    is the amount credited to such Participant’s Compensation Deferral Account, Roth Deferral Account, In-Plan Roth Conversion Account, Rollover Account and AFI Matching Contributions Account as of the most recent Valuation Date preceding the liquidation of the Account for distribution, and”
12.    Section 7.2(a) of the Plan is amended through the first colon thereunder to read as follows:
“Subject to the approval of the Committee and guidelines promulgated by the Committee, withdrawals from the Participant’s Compensation Deferral Account, Roth Deferral Account, In-Plan Roth Conversion Account, Company Contributions Account, Employer Matching Contributions Account, ESOP Account and Rollover Account (collectively, his ‘Accounts’) may be permitted to meet a financial hardship resulting from:”
IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment 2015-1 to the Plan this 23rd day of December, 2015.

MERCURY GENERAL CORPORATION

By:     /s/ THEODORE STALICK

Its:     Senior Vice President and Chief Financial Officer

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